UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 498-3547

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FLIR	NASDAQ Global Select Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on July 20, 2020, FLIR Systems, Inc. (“FLIR”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which FLIR agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 2.500% senior notes due August 1, 2030 (the “Notes”).

On August 3, 2020, the parties completed the offering, and the Notes were issued pursuant to a first supplemental indenture, dated as of August 3, 2020 (the “Supplemental Indenture”), which supplements an indenture, dated as of August 3, 2020 (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), between FLIR and U.S. Bank National Association, as trustee (the “Trustee”). The Notes are general unsecured senior obligations of FLIR and rank equally with all of FLIR’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Notes bear interest at a rate of 2.500% per year. Interest is payable on the Notes semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2021.

FLIR may redeem the Notes in whole, at any time, or in part, from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any interest accrued as of the date of redemption) from the date of redemption through May 1, 2030 (the date that is three months prior to the stated maturity date), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 30 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

In addition, FLIR may redeem the Notes in whole or in part from and after May 1, 2030 (the date that is three months prior to the stated maturity date) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, on such Notes to, but excluding the Redemption Date (as defined in the Supplemental Indenture).

If FLIR experiences a “Change of Control Triggering Event” (as defined in the Supplemental Indenture) with respect to the Notes, unless FLIR has exercised its right to redeem the Notes, each holder of Notes will have the right to require FLIR to repurchase all or any part of such holder’s Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, as provided in the Indenture.

The Indenture governing the Notes contains covenants that, among other things, limit FLIR’s ability to: create or incur certain liens; enter into certain sale and leaseback transactions; or enter into certain mergers, consolidations and transfers of substantially all of FLIR assets. The above restrictions are subject in each case to important limitations and exceptions as specified in the Indenture.

The Indenture contains customary event of default provisions. If an event of default occurs and is continuing other than an event of default regarding certain events of bankruptcy, insolvency or reorganization relating to FLIR, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the Notes to be immediately due and payable. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization relating to FLIR, the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

The public offering price of the Notes was 99.807% of the principal amount. The Company received net proceeds of approximately $494 million, after deducting underwriting discounts and estimated offering expenses. FLIR intends to use the net proceeds to redeem all of its outstanding $425.0 million in aggregate principal amount of 3.125% senior notes due June 15, 2021 and for general corporate purposes, which may include working capital, investments in FLIR’s subsidiaries, capital expenditures, acquisitions and stock repurchases.

The Notes were offered and sold pursuant to FLIR’s automatic shelf registration statement on Form S-3 (Registration No. 333-234452) under the Securities Act of 1933, as amended. FLIR filed with the Securities and Exchange Commission a prospectus supplement dated July 20, 2020, together with the accompanying prospectus, dated November 1, 2019, relating to the offering and sale of the Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, Supplemental Indenture and the form of Note, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

The Trustee and its affiliates have engaged in and may continue to engage in certain banking and other commercial dealings in the ordinary course of business with FLIR and its affiliates. It has received, or may in the future receive, customary fees and commissions for these transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of August 3, 2020, between FLIR Systems, Inc. and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture dated as of August 3, 2020, between FLIR Systems, Inc. and U.S. Bank National Association, as trustee, including Form of 2.500% Note due August 1, 2030.
4.3	Form of 2.500% Note due August 1, 2030 (included in Exhibit 4.2 hereto).
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.
(Registrant)

August 4, 2020	By	/s/ Sonia Galindo
Sonia Galindo
Senior Vice President, General Counsel, Secretary, and Chief Ethics and Compliance Officer